Zoetermeer, The Netherlands

February 7, 2005

Dear Tim,

With reference to our earlier conversations, I hereby resign from my position as President and CEO of Red Alert Group International in The Hague, The Netherlands as per March 1, 2005.

The reason I have chosen to submit my resignation is that I want to pursue specialized security training not offered by Red Alert Group.

Respectfully,

Roel P. Verseveldt